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                                                                   (EXHIBIT 5.1)



                                  June 2, 2000




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


              Re: Storage Technology Corporation Post-Effective
                  Amendment No. 2 to Registration Statement on Form S-8


Ladies and Gentlemen:


I have acted as counsel to Storage Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, File No. 33-61777, with the Securities and Exchange Commission, relating to the registration of an additional 14,750,000 shares (the "Shares") of the Company's Common Stock, $.10 par value per share, including rights to purchase Series B Junior Participating Preferred Stock of the Company, reserved for issuance under the Company's Amended and Restated 1995 Equity Participation Plan, dated May 19, 2000 (the "Plan"). Such Post-Effective Amendment No. 2 to Registration Statement on Form S-8 is referred to herein as the "Registration Statement."

I have examined and relied upon originals or copies of such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and other documents as I have deemed relevant and necessary for the purpose of rendering this opinion. In making such examination, I have assumed the genuineness of all signatures, the authenticity of all documents tendered to me as originals and the conformity to original documents of all documents submitted to me as copies.

On the basis of the foregoing examination and assumptions, and in reliance thereon, it is my opinion that the Shares have been duly authorized by the Board of Directors of the Company and the stockholders of the Company, and that, when sold in the manner contemplated by the Registration Statement and the Plan, and will be legally and validly issued, fully paid and non-assessable.

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Securities and Exchange Commission
June 2, 2000
Page 2



I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to me and the use of my name in the Registration Statement and the Registration Statement which is a part thereof, and all amendments to the Registration Statement. This opinion may not be quoted without my prior written consent.

Very truly yours,


/s/ Donald H. Kronenberg, Esq.
Donald H. Kronenberg,
Senior Counsel